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                                                                   EXHIBIT 2.4.1

                       ACTION BY UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                                GIANT GROUP, LTD.

In accordance with Section 141(f) of the Delaware General Corporation Law and the Bylaws of GIANT GROUP, LTD., a Delaware corporation (the "Corporation"), the undersigned, constituting all of the members of the Board of Directors of the Corporation hereby adopt the following resolutions by their unanimous written consent without a meeting effective as of the 17th day of December 2002.

WHEREAS, the Corporation desires to merge its wholly owned subsidiary, KCC DELAWARE COMPANY, A Delaware corporation, into itself (with the Corporation as the surviving corporation);

WHEREAS, it is deemed to be in the best interests of this Corporation and its shareholders that it approve the merger between the Corporation and its wholly owned subsidiary.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge its wholly owned subsidiary, KCC DELAWARE COMPANY, into itself and assume all of said subsidiary's liabilities and obligations;

RESOLVED FURTHER, that said merger shall become effective upon the filing of a certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

RESOLVED FURTHER, that the Certificate of Incorporation of the Corporation shall remain unchanged by the merger and in full force and effect until further amended in accordance with the Delaware Corporation Law; and

RESOLVED FURTHER, that the proper officers of the Corporation be, and they hereby are, directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge KCC DELAWARE COMPANY into the Corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger.

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                                                                   EXHIBIT 2.4.1

IN WITNESS WHEREOF, the undersigned member of the Board of Directors of the Corporation have executed this action as of the date first set forth above, and direct that it be filed with the minutes of the Corporation. This action may be signed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.


By: /s/ Burt Sugarman
   ----------------------
Burt Sugarman


By: /s/ David Gotterer
   ----------------------
David Gotterer


By: /s/ Terry Christensen
   ----------------------
Terry Christensen


By: /s/ Jeff Rosenthal
   ----------------------
Jeff Rosenthal


By: /s/ David Malcolm
   ----------------------
David Malcolm